UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2014

THE MARYJANE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55031	98-1039235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. 70th Avenue Denver, CO 80229
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (303) 835-8603

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Settlement of Litigation

On April 29, 2014, Mile High Times, LLC and Mary Jane Entertainment, LLC, wholly owned subsidiaries of The MaryJane Group, Inc. (the “Company”) and Trans-High Corporation, Inc. d/b/a High Times ("Trans-High") both desiring to avoid the expense, uncertainty, inconvenience and other burdens of litigating the action, agreed to settle their dispute and entered into a Stipulated Judgment which was filed with the court on that date. The lawsuit was filed by Trans-High in United District Court for the Southern District of New York, Case No. 14 CV 2039 and alleged (i) trademark infringement, (ii) false representations, descriptions and designations of origin, (iii) cyber squatting and (iv) substantial and related claims for unfair competition and deceptive trade practices all under the Lanham Act, as specifically related to the use of the name of the Company's publication named "Mile High Times." As part of the settlement, the Company agreed to no longer use the name "Mile High Times" for its future publications as well as change the name of the attendant website. The Company intends to publish future issues of its magazine under the name "The Mile High Life," and its website will be renamed www.themilehighlife.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2014	THE MARYJANE GROUP, INC.

By: /s/ Joel Schneider
Name: Joel Schneider
Title: Chief Executive Officer